EXHIBIT 10.E


                              AMENDED AND RESTATED
                              ESOP RESTORATION PLAN

1.       PURPOSE

         The purpose of the Donaldson Company, Inc. ESOP Restoration Plan is to permit certain key employees of Donaldson Company, Inc., who participate in the Employee Stock Ownership Plan to receive contributions equal to amounts in excess of the limitations on contributions imposed by the Internal Revenue Code of 1986, as amended, on defined contribution plans. Such contributions shall be based upon the award of Performance Units, the value of which is related to the appreciation in the value of the common stock of the Company. Accordingly, the Company hereby adopts the Plan pursuant to the terms and provisions set forth below.

2.       DEFINITIONS

         Wherever used herein the following terms shall have the meaning herein after set forth:

         2.1. "Account" means the account maintained by the Company under the Plan for a Participant that is credited with amounts contributed under Section 4 of the Plan.

         2.2.     "Board" means the Board of Directors of the Company.

         2.3. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations thereunder.

         2.4.     "Committee" means the Human Resource Committee of the Board.

         2.5. "Company" means Donaldson Company, Inc., a Delaware corporation (the principal sponsor).

         2.6.     Dividend Equivalents shall have the meaning given to them in
                  Section 13 herein.

         2.7. "ESOP" means the Employee Stock Ownership Plan established effective June 29, 1987.

         2.8. "ESOP Account" means the account established for the Participant under the ESOP.

         2.9. "ESOP Contributions" means the contribution made by the Company for the benefit of the Participant under and in accordance with the terms of the ESOP in any Plan Year.

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         2.10.    "Participant" means a key employee of the Company who is a participant in the ESOP and to whom or with respect to whom contributions may be made under the plan, which may be limited due to compensation in excess of $200,000 and future limits indexed for inflation by the IRS.

         2.11.    "Plan" means the ESOP Restoration Plan of the Company.

         2.12. "Plan Year" means the twelve consecutive month period ending on any July 31.

         2.13.    "Stock" means common stock of the Company.

         2.14. "Performance Unit" means a bookkeeping unit used for purposes of crediting amounts to the Account of a Participant, each such Performance Unit being equivalent to the fair market value of a share of Stock.

3.       ADMINISTRATION

                  The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the key employees to be granted Performance Units, to determine the number of Performance Units to be granted to each key employee selected and to determine the time or times when Performance Units will be granted. The authority granted to the Committee by the preceding sentence will be exercised based upon recommendations received from the management of the Company.

                  The Committee shall have authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan, to determine the conditions subject to which any awards may be made or payable, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Determinations by the Committee shall be made by majority vote and shall be final and binding on all parties with respect to all matters relating to the Plan.

4.       GRANTS

                  Performance Units shall be granted to such Participants as the Committee shall determine. (See Appendix A for a list of current Participants.) If any Performance Units awarded under the Plan shall be forfeited or canceled such Performance Units may again be awarded under the Plan. Performance Units and fractional Performance Units, as necessary, shall be granted annually in an amount equal to the difference between (a) and (b) below:

                  (a) The ESOP Contribution, inclusive of Dividend Equivalents, which would have been allocated to the ESOP Account of the Participant for the Plan Year, without giving effect to the $200,000 limitation (or subsequently indexed amount) on compensation imposed by the Code on the ESOP;

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                           LESS

                  (b) The amount of the ESOP Contribution actually allocated to the ESOP Account of the Participant for the Plan Year; and based on the Performance Unit valuation set forth in Section 8 of the Plan. These grants shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Committee shall determine.

5.       PERFORMANCE UNITS

                  Performance Units granted to a Participant shall be earned and credited annually to the Account of the Participant in accordance with completion of each full Fiscal Year. Dividend Equivalents will be credited quarterly. The Account of a Participant shall be the record of Performance Units granted to him under the Plan, is solely for accounting purposes and shall not require a segregation of any Company assets. Each Performance Unit shall be valued by the Committee, in the manner provided in Section 8, as of the date of grant thereof. Each annual grant of Performance Units under the Plan to a Participant and the value of such Performance Units as of the date of grant shall be communicated by the Committee in writing to the Participant within thirty (30) days after the date of grant.

6.       MATURITY OF PERFORMANCE UNITS

         6.1. Performance Units granted to a Participant shall mature immediately upon award, but shall be subject to forfeiture pursuant to the provisions of Section 7.4.

7.       PAYMENT FOR PERFORMANCE UNITS

         7.1. Upon termination of employment of a Participant with the Company for any reason (other than as set forth in Section 7.4), the Participant shall be entitled to receive from the Company an amount equal to the value (as determined by the Committee pursuant to Section 8) of each Performance Unit in the Participant's Account as of the date of termination of his employment with the Company.

         7.2.     Payment to a Participant of the amount set forth in paragraph
                  7.1 above for Performance Units shall be made in Stock, and, either in a lump sum or in annual installments over a period of not more than fifteen years beginning up to two years after departure from the Company. The Participant must elect a manner of payment no later than January 31, 1998. If the election is not received by the Company on or before such time, the election will not be effective until the first day of the following calendar year.

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                  Notwithstanding the foregoing, a Participant may make a new election concerning selection of the time and form of payment authorized pursuant to this Section 7.2 (the "New Election") in accordance with the following terms and conditions, unless waived or modified by the Committee:

                  (a) A New Election shall only be permitted twice and must be made and become effective as hereinafter provided, if at all, prior to a Participant's termination of employment with the Company for any reason whatsoever;

                  (b) A New Election shall be effective at the beginning of the calendar year following the date of the New Election; and

                  (c) If any of the events set forth in Section 7.1 of the Plan occur prior to the effective date of a New Election with respect to previously credited allocations, then payments shall be paid hereunder to or with respect to the Participant according to the terms of any old or prior elections that were effective or, if no effective prior election exists, shall be made in annual installments over a period of fifteen years beginning up to two years after departure from the Company.

         7.3.     Hardship Distributions.

                  7.3.1. A Participant may receive a hardship distribution from his or her Account if the Committee determines that such hardship distribution is for a purpose described in Section 7.3.2 and the conditions in
                           Section 7.3.3 have been fulfilled. To receive such a distribution, the Participant must file a written hardship distribution application with the Committee and furnish such documentation as the Committee may require. In the application, the Participant shall specify the basis for the distribution and the dollar amount to be distributed. If such hardship distribution is approved by the Committee, distribution shall be made as soon as administratively feasible following the approval of a completed application by the Committee and such hardship distribution shall be made in a lump sum payment. The amount of each hardship distribution shall be taken from the portion of the Account attributable to the earliest enrollment (including related earnings) first.

                  7.3.2.   Hardship distributions shall be allowed under Section
                           7.3.1 only if the Participant establishes that the hardship distribution is to be made on account of an immediate and heavy financial need of the Participant for which the Participant does not have other available resources.

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                  7.3.3.   The amount of the hardship distribution shall not
                           exceed the amount of the Participant's proven immediate and heavy financial need. A hardship distribution shall not be made after the death of the Participant. The amount of approved hardship distribution shall not exceed the value of the Account.

         7.4. A Participant or Beneficiary will receive a distribution of his or her Account if a Change of Control has occurred. Distribution of the entire Account shall be made within 30 days of the Change of Control. Such distribution shall be made in a lump sum cash payment.

         7.5.     Acceleration of Payments.

                  7.5.1. A Participant or Beneficiary who is receiving installments may receive an accelerated payment of his or her entire Account (after reduction for the forfeiture described in Section 7.4.2). To receive such an accelerated payment, the Participant or Beneficiary must file a written payment application with the Committee. Payment of the accelerated payment (after reduction for the forfeiture described in Section 7.4.2) shall be made as soon as administratively feasible following the approval of a completed application by the Committee. Such accelerated payment shall be made in a lump sum payment. The amount of the accelerated payment shall be equal to the value of the Account as of such distribution date (after reduction for the forfeiture described below).

                  7.5.2. Upon the approval of an accelerated payment, there shall be irrevocably forfeited from the Account of the Participant or Beneficiary an amount equal to six percent (6%) of the Account.

         7.6. If a Participant should die before distribution of the full amount of his Account has been made to him, any remaining amounts shall be distributed to the beneficiary and in the method designated by the Participant in writing delivered to the Committee prior to his death. If a Participant has not designated a beneficiary, or method of distribution, or if no designated beneficiary is living on the date of distribution, such amounts shall be distributed to those persons entitled to receive distributions of the Participant's accounts under the ESOP and in the same method as distribution is made under the ESOP.

         7.7. Notwithstanding any other provision of the Plan, all rights to any payments hereunder to a Participant will be discontinued and forfeited, and the Company will have no further obligation hereunder to such Participant, if any of the following circumstances occur:

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                  (a)      The Participant is discharged from employment with
                           the Company for cause;

                  (b) The Participant engages in competition with the Company during, or within two years following his termination of employment with the Company, or

                  (c) The Participant performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company.

         7.8. The Committee shall have sole discretion with respect to the application of the provisions of this Section 7 and such exercise of discretion shall be conclusive and binding upon the Participant, and all other persons.

         7.9. All payments of Stock under this Plan shall be made using either shares held in the Treasury of the Company or shares purchased in the open market by the Company.

8.       VALUATION OF PERFORMANCE UNITS

         8.1. For all purposes of the Plan, the value of a Performance Unit on a date of grant pursuant to Section 5 will be an amount equal to $17.50 per unit (subject to stock splits), until such time as the Plan changes or is terminated. Any fractional Performance Units granted shall be valued at a prorated amount equal to $17.50 multiplied by the fraction of a Performance Unit represented thereby, until such time as the Plan changes or is terminated.

         8.2. For all purposes of the Plan, the value of Performance Unit upon termination of employment pursuant to Section 7 will be an amount equal to the average market value of Company stock as of the close of business for the ten business days coincident with and immediately preceding the participant's termination date (including any allocation to the participant's account made after termination for services rendered before termination). Any fractional Performance Units shall be accounted for by multiplying the portion of a Performance Unit which they represent by the fair market value noted above.

9.       (INTENTIONALLY OMITTED)

10.      CHANGES IN CAPITAL AND CORPORATE STRUCTURE

                  In the event of any change in the outstanding shares of common stock of the Company by reason of an issuance of additional shares, recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the Committee shall proportionately adjust, in an equitable manner, the number of Performance Units held by Participants under the Plan. The foregoing

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         adjustment shall be made in a manner that will cause the relationship between the aggregate appreciation in outstanding common stock and earnings per share of the Company and the increase in value of each Performance Unit granted hereunder to remain unchanged as a result of the applicable transaction.

11.      NONTRANSFERABILITY

                  Performance Units granted under the Plan, and any rights and privileges thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

12.      WITHHOLDING

                  The Company shall have the right to deduct from all amounts paid pursuant to the Plan any taxes required by law to be withheld with respect to such awards.

13.      VOTING AND DIVIDEND RIGHTS

                  No Participant shall be entitled to any voting rights with respect to the Performance Units of the Company. Each Participant shall be entitled to have his Account credited or increased as a result of any dividends or other distribution with respect to the Stock of the Company (each such credit being referred to herein as a "Dividend Equivalent"). Dividend Equivalents shall be equal to a) the value of the dividends which would have been awarded to a participant had such participant been the owner of record on the dividend payment dates with respect thereto of the number of shares of Stock equal to the number of Performance Units then credited to his Account, divided by b) the fair market value of the Stock on the actual record date.

14.      REORGANIZATION

                  In the event of a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation or in the event a change in management shall have, in the sole opinion of the Committee, occurred, any Plan Year in progress shall be declared complete and the Performance Units for such year granted. The balance in each Participant's Account following this award shall then be paid within 30 days of the Committee's declaration.

15.      MISCELLANEOUS PROVISIONS

         15.1. No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

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         15.2.    No Participant or other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. The Company shall be entitled, at the discretion of the Committee, to establish a "rabbi trust" to hold assets of the Company payable to Participants hereunder for the benefit of such participants.

         15.3. The Plan shall be construed and administered under the laws of the State of Minnesota.

         15.4. If any person entitled to a distribution under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

         15.5. Each Participant shall keep the Company informed of his current address and the current address of his designated beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Account may first be made, payment may be made as though the Participant had died at the end of the three-year period had elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

         15.6. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

         15.7. Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

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16.      AMENDMENT OF THE PLAN

                  The Board may alter or amend the Plan from time to time without obtaining the approval of the stockholders of the Company. No amendment to the Plan may alter, impair or reduce the number of Performance Units granted under the Plan prior to the effective date of such amendment without the written consent of any affected Participant.

17.      EFFECTIVENESS AND TERMS OF PLAN

                  The effective date of the Plan shall be August 1, 1990. The Committee may at any time terminate the Plan. No Performance Units shall be granted pursuant to the Plan after the date of termination of the Plan, although after such date payments shall be made with respect to Performance Units granted prior to the date of termination.